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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Interactive Health, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Los Angeles, California
April 28, 2004

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  Exhibit 23.1
Independent Auditors' Consent